   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997


                                                      REGISTRATION NO. 333-39275

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                  CYGNUS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                 94-2978092
 (State or other jurisdiction    (I.R.S. Employer
              of                  Identification
incorporation or organization)       Number)

                              400 PENOBSCOT DRIVE
                      REDWOOD CITY, CALIFORNIA 94063-4719
                                 (415) 369-4300
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                           GREGORY B. LAWLESS, PH.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  CYGNUS, INC.
                              400 PENOBSCOT DRIVE
                      REDWOOD CITY, CALIFORNIA 94063-4719
                                 (415) 369-4300
          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                         ------------------------------

                                   COPIES TO:
                           THOMAS A. BEVILACQUA, ESQ.
                               CURTIS L. MO, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                             TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                   PROPOSED MAXIMUM                     AMOUNT
                   TITLE OF SECURITIES                                AGGREGATE                    OF REGISTRATION
                     TO BE REGISTERED                            OFFERING PRICE(1)(2)                   FEE(3)
Debt Securities and Common Stock, par value $0.001 per
  share                                                              $90,000,000                       $27,273


(1) Or (i) if any Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any Debt Securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.


(3) A filing fee of $22,728 has previously been paid in connection with the $75,000,000 of Debt Securities and Common Stock included in the initial filing of this Registration Statement on October 31, 1997.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1997


PRELIMINARY PROSPECTUS


                                  $90,000,000


                                  CYGNUS, INC.

                        DEBT SECURITIES AND COMMON STOCK
                            ------------------------

    Cygnus, Inc. ("Cygnus" or the "Company") may from time to time offer, together or separately, its (i) debt securities (the "Debt Securities"), which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities") and (ii) shares of its Common Stock, $.001 par value per share (the "Common Stock"). The Debt Securities and the Common Stock are collectively referred to herein as the "Securities".


    The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances and will be limited to $90,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of the sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company). Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Debt Securities, the specific title, aggregate principal amount, the denomination, whether such Debt Securities are secured or unsecured obligations, whether such Debt Securities are senior or subordinated, maturity, premium, if any, the interest rate or rates (which may be fixed, floating or adjustable), the time and method of calculating payment of interest, if any, the place or places where principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, the currency in which principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or the Holder, any sinking fund provisions, terms for any conversion into other Securities, the initial public offering price and other special terms and (ii) in the case of Common Stock, the number of shares offered for sale by the Company and the initial public offering price or method of determining the initial public offering price. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Company's Common Stock is listed on the Nasdaq National Market under the symbol "CYGN." Any Common Stock sold pursuant to a Prospectus Supplement will be listed for quotation on such market.


    Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Debt (as defined) of the Company, including any outstanding Senior Debt Securities. See "Description of Debt Securities--Subordination of Subordinated Debt Securities."

    The Prospectus Supplement may contain information concerning U.S. federal income tax considerations, if applicable to the Securities offered.

    The Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan of Distribution." If agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which the Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts, if any, are set forth in or may be calculated from the Prospectus Supplement with respect to such Securities.

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in the accompanying Prospectus Supplement.


    SEE "RISK FACTORS" ON PAGE 4 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
                THE DATE OF THIS PROSPECTUS IS           , 1997.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the World Wide Web site is http://www.sec.gov. The Common Stock is listed for quotation on the Nasdaq National Market under the symbol "CYGN." Reports and other information concerning the Company may be inspected at the offices of the Nasdaq Stock Market at 1735 K Street, Washington, D.C. 20006.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus which constitutes part of the Registration Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement.

    Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed with the Commission and are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997; and

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A for such securities, including any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement of which this Prospectus forms a part and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and be a part hereof from the dates of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. Requests should be directed to Corporate Marketing, Cygnus, Inc., at the principal executive offices of the Company. Cygnus, Inc., 400 Penobscot Drive, Redwood City, California 94063-4719, telephone: (650) 369-4300.

                                  THE COMPANY

    Cygnus, Inc. ("Cygnus" or the "Company") is engaged in the development of diagnostic and drug delivery systems, designed to satisfy unmet medical needs cost-effectively. The Company's current efforts are primarily focused on two technological platforms: a painless, bloodless and automatic glucose monitoring device and transdermal drug delivery systems. The Company's products in the most advanced stages of development include two in the market
(Nicotrol-Registered Trademark- and FemPatch-Registered Trademark-) and several in different stages of clinical trials.


    Cygnus, the Cygnus logo, GlucoWatch and AutoSensor are trademarks of the Company. FemPatch is a registered trademark of Warner-Lambert and Nicotrol is a registered trademark of Pharmacia & Upjohn. All other trademarks included in this Prospectus are the property of their respective holders.


    The Company was incorporated in the State of California in 1985, and reincorporated in the State of Delaware in 1994. The Company's corporate headquarters and principal executive offices are located at 400 Penobscot Drive, Redwood City, California 94063-4719, telephone number 415/369-4300.

                              RECENT DEVELOPMENTS


    On June 30, 1994, Sanofi, S.A. ("Sanofi") filed a request for arbitration against Cygnus with the International Court of Arbitration. In its request for arbitration, Sanofi alleged that Cygnus breached its existing contract with Sanofi by, among other things, entering into a product development agreement with another company for the development of transdermal systems in the field of hormone replacement therapy. The International Chambers of Commerce (the "Tribunal") announced an interim award in the arbitration proceedings in October 1996. The Tribunal found that two transdermal products for hormone replacement therapy licensed by Cygnus to another company fall within the scope of an exclusive license previously granted to Sanofi. In September 1997, the Company and Sanofi agreed to a settlement of the arbitration dispute. Under the terms of the settlement, Cygnus will pay Sanofi $14.0 million in cash and royalty payments of between 6.5% to 8.5% of any and all net sales of two specific products, and will issue a convertible promissory note in the principal amount of $6.0 million payable in full at the end of four years and bearing interest at 6.5% per annum. The note will be convertible into the Company's Common Stock at Sanofi's option, exercisable at any time during the four year term, at a conversion rate of $21.725 per share. The above royalty payments are subject to minimum payments in an aggregate amount equal to $17.0 million, which minimum payments commence in 2001 and end in 2005 regardless of whether any net sales of the two related products have occurred or the amount or timing of any such net sales. Overall, Cygnus' non-recurring expenses attributable to the arbitration settlement recorded in the quarter ended September 30, 1997 totalled approximately $39.6 million, of which $23.0 million is long-term.


                                  RISK FACTORS

    Prior to making an investment decision with respect to the Securities offered hereby, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable Prospectus Supplement pertaining thereto, together with all of the other information appearing herein or therein or incorporated by reference herein, in light of their particular investment objectives and financial circumstances.

                                USE OF PROCEEDS

    Unless otherwise indicated in an accompanying Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities will be used for general corporate purposes, including capital expenditures and to meet working capital needs. Pending such uses, the Company will invest the net proceeds in interest-bearing securities.

                       RATIO OF EARNINGS TO FIXED CHARGES


    The Company has a history of operating and net losses, and therefore no earnings have been available to cover fixed charges. Fixed charges consist of interest, whether expensed or capitalized, and totalled $307,222, $449,383, $291,964, $548,387, $744,311 and $718,730 for each of the five years in the period ended December 31, 1996 and for the nine months ended September 30, 1997, respectively.


                         DESCRIPTION OF DEBT SECURITIES

    The Senior Debt Securities are to be issued under an Indenture (the "Senior Indenture"), between the Company, as Issuer, and State Street Bank and Trust Company of California, N.A., as Trustee (the "Trustee"). The Subordinated Debt Securities are to be issued under a separate Indenture (the "Subordinated Indenture"), also between the Company, as issuer, and State Street Bank and Trust Company of California, N.A., as Trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." A copy of the form of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement will be described in such Prospectus Supplement.

    The following summaries of certain provisions of the Indentures do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indentures, including the definitions therein of certain terms, and, with respect to any particular Debt Securities, to the description of the terms thereof included in the Prospectus Supplement relating thereto. Wherever particular Sections or defined terms of the Indentures are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated by reference herein or therein, as the case may be.

GENERAL

    The Indentures will provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) The Debt Securities are to have such terms and provisions which are not inconsistent with the Indentures, including as to maturity, principal and interest, as the Company may determine. Unless otherwise specified in the applicable Prospectus Supplement, the Senior Debt Securities when issued will be unsecured and unsubordinated obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities when issued will be subordinated in right of payment to the prior payment in full of all Senior Debt of the Company, including any outstanding Senior Debt Securities, as described under "Subordination of Subordinated Debt Securities" and in the applicable Prospectus Supplement.

    The applicable Prospectus Supplement will set forth whether the Debt Securities offered shall be Senior Debt Securities or Subordinated Debt Securities, and the price or prices at which the Debt Securities to be offered will be issued, and will describe the following terms of such Debt Securities:
(1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the Person to whom any interest on a Debt Security shall be payable, if other than the Person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest; (4) the date or dates on which the principal of any of such Debt Securities will be payable; (5) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (6) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (7) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (8) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (9) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (10) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (12) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);
(13) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (14) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (15) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pusuant to the provisions of the Indentures described under "Defeasance and Covenant Defeasance--Defeasance and Discharge" or "Defeasance and Covenant Defeasance--Defeasance of Certain Covenants," or under both such captions; (16) if applicable, the terms of any right to convert Debt Securities into shares of Common Stock of the Company or other securities or property; (17) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legends referred to under "Form, Exchange and Transfer" or "Global Securities" and, if different from those described under such captions, any circumstances under which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (18) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (19) any addition to or change in the covenants in the Indentures described under "Restrictive Covenants" applicable to any of such Debt Securities; and (20) any other terms of such Debt Securities not inconsistent with the provisions of the relevant Indenture. (Section 301)


    Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount will be described in the applicable Prospectus Supplement under "United States Taxation." In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars will be described in the applicable Prospectus Supplement.

CONVERSION RIGHTS

    The terms on which Debt Securities of any series are convertible into Common Stock or other securities or property will be set forth in the Prospectus Supplement relating thereto. Such terms shall include provisions as to whether conversion is mandatory or at the option of the Holder and may include provisions pursuant to which the number of shares of Common Stock or other securities or property to be received by the Holders of Debt Securities upon conversion would be calculated according to the market price of Common Stock or other securities or property as of a time stated in the applicable Prospectus Supplement. (Article Fourteen)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

    Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

    The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt, including the Senior Debt Securities. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, debt restructuring or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, the holders of Senior Debt will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt in cash or other payment satisfactory to the holders of Senior Debt before the Holders of the Subordinated Debt Securities are entitled to receive any payment on account of principal of or any premium or interest on the Subordinated Debt Securities or on account of the purchase, redemption or other acquisition of Subordinated Debt Securities or before the Company may make any sinking fund or defeasance payment to the Trustee or any Paying Agent in accordance with the Subordinated Indenture. Notwithstanding the foregoing, any amounts previously deposited by the Company with the Trustee or Paying Agent in accordance with the subordination provisions of Article Fifteen of the Subordinated Indenture at the time of such deposit may be paid to the Holders of Subordinated Debt Securities ("Defeased Payments"). (Section 1502)

    By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are not holders of Senior Debt may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the Holders of the Subordinated Debt Securities.


    In the event that any Subordinated Debt Securities are declared due and payable before their Stated Maturity as a result of an Event of Default, the holders of the Senior Debt outstanding at the time such Subordinated Debt Securities so become due and payable will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt in cash or other payment satisfactory to the holders of Senior Debt before the Holders of the Subordinated Debt Securities are entitled to receive any payment by the Company on account of the principal of or any premium or interest on the Subordinated Debt Securities or on account of the purchase, redemption or other acquisition of Subordinated Debt Securities or before the Company may make any sinking fund or defeasance payment to the Trustee or any Payment Agent in accordance with the Subordinated Indenture (other than Defeased Payments). If the payment of Subordinated Debt Securities is accelerated because of an Event of Default, the Company and the Trustee are required under the Subordinated Indenture to promptly notify holders of Senior Debt of the acceleration. (Section 1503)


    The Company may not make any payment of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities or on account of the purchase, redemption or other acquisition of Subordinated Debt Securities or any payment constituting a sinking fund or defeasance payment to the Trustee or Paying Agent in accordance with the Subordinated Indenture (other than

Defeased Payments) if (i) a default in the payment of principal, premium, if any, or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any Senior Debt occurs and is continuing beyond the applicable grace period or (ii) any other event of default occurs and is continuing with respect to Designated Senior Debt (as defined) that permits the holders thereof or their representatives to accelerate the maturity thereof, and the Trustee under the Subordinated Indenture receives a notice of such default (a "Payment Blockage Notice") from the Company, a holder of such Designated Senior Debt or other person permitted to give such notice under the Subordinated Indenture. The Company may and shall resume payments on the Subordinated Debt Securities and may purchase, redeem or otherwise acquire the Subordinated Debt Securities and may make a sinking fund or defeasance payment to the Trustee or Paying Agent in accordance with the Subordinated Indenture (a) in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist and (b) in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received (unless the subordination provisions of Article Fifteen of the Indenture prohibit the payment, purchase, redemption, acquisition, sinking fund payment or defeasance payment at the time of such payment, purchase, redemption, acquisition, sinking fund payment or defeasance payment (including, without limitation, in the case of a nonpayment referred to in clase (ii) above, as a result of a payment default with respect to applicable Senior Debt as a consequence of the acceleration of the maturity thereof or otherwise)). No new period of payment blockage may be commenced unless and until 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee under the Subordinated Indenture shall be, or be made, the basis for a subsequent Payment Blockage Notice. (Section 1504) In the case of Subordinated Debt Securities that are convertible at the option of the Holder, the payment, issuance and delivery of cash, property or securities (other than stock and certain subordinated securities of the Company) upon conversion of a Subordinated Debt Security will be deemed to constitute payment on account of the principal of such Subordinated Debt Security. (Section 1515)


    "Senior Debt" is defined in the Indenture to mean: the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on, rent with respect to, and all fees and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed: (a) indebtedness of the Company evidenced by a credit or loan agreement, note, bond, debenture or other written obligation, (b) all obligations of the Company for money borrowed, (c) all obligations of the Company evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (d) obligations of the Company (i) as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (ii) as lessee under other leases for facilities, equipment or related assets, whether or not capitalized, entered into or leased after the date of the Subordinated Indenture for financing purposes (as determined by the Company) or (iii) under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (e) all obligations of the Company under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts, or similar agreements or arrangements, (f) all obligations of the Company with respect to letters of credit, bankers' acceptances or similar facilities (including reimbursement obligations with respect to any of the foregoing), (g) all obligations of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business), (h) all obligations of the type referred to in clauses (a) through (g) above of another Person and all dividends of another Person, the payment of which, in either case, the Company has assumed or guaranteed (or in effect guaranteed through an agreement to purchase or otherwise (including, without limitation, "take or pay" and similar arrangements)), or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor, or otherwise, or which is secured by a lien on property of the Company, and all obligations of the Company with respect thereto, and (i) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses
(a) through (h) of this paragraph; provided, however, that Senior Debt shall not include the Subordinated Debt Securities or any such indebtedness or obligation if the terms of such indebtedness or obligation (or the terms of the instrument under which, or pursuant to which it is issued) expressly provide that such indebtedness or obligation is not superior in right of payment to the Subordinated Debt Securities.


    "Designated Senior Debt" means certain existing Senior Debt (including the Company's obligations under its existing bank term loan agreement) and the Company's obligations under any other particular Senior Debt having an outstanding principal amount or commitment in excess of $10.0 million in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of the Subordinated Indenture and any Senior Debt so designated as Designated Senior Debt by the Company in the applicable Prospectus Supplement (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).


    The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt, which may include indebtedness that is senior to the Subordinated Debt Securities, but subordinate to other obligations of the Company. The Senior Debt Securities, when issued, will constitute Senior Debt.

    The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series.

FORM, EXCHANGE AND TRANSFER

    The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

    At the option of the Holder, subject to the terms of the Indentures and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

    Subject to the terms of the Indentures and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purposes. No service charge will be made for any registration or transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. (Section 305) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002)


    If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305)


GLOBAL SECURITIES

    Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby (a "Global Security"). Each Global Security will be registered in the name of a depositary (the "Depositary") or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indentures.

    Notwithstanding any provision of the Indentures or any Debt Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indentures, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305)

    As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indentures. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indentures. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Those laws may impair the ability to transfer beneficial interests in a Global Security.

    Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

    Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of the Trustee will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

    All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed for a period ending the earlier of 10 business days prior to the date such money would escheat to the State or at the end of two years after such principal, premium or interest has become due and payable will be repaid in the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 1003)

RESTRICTIVE COVENANTS

    Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to the Senior Debt Securities.

LIMITATIONS ON LIENS

    The Senior Indenture will provide that the Company will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary (as defined below) to issue, incur, create, assume or guarantee, any debt for borrowed money secured by a mortgage, security interest, pledge, lien, charge or other encumbrance ("mortgages") upon any Principal Property (as defined below) of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owned or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guarantee of any such secured debt, or the grant of a mortgage with respect to any such indebtedness, that the Senior Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Senior Debt Securities) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured debt. The foregoing restriction, however, will not apply to: (a) mortgages on property existing at the time of acquisition thereof by the Company or any Subsidiary, provided that such mortgages were in existence prior to the contemplation of such acquisition, (b) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such corporation becoming a Restricted Subsidiary; (c) mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of, or within 270 days after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements, or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction, or the making of such improvements; (d) mortgages to secure indebtedness owing to the Company or to a Restricted Subsidiary; (e) mortgages existing at the date of the Senior Indenture; (f) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (g) mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; (h) mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation (as defined below); and (i) extensions, renewals, refinancings or replacements of any mortgage referred to in the foregoing clauses (a), (b), (c), (d), (e), (f), (g), and (h), provided, however, that any mortgages permitted by any of the foregoing clauses (a), (b), (c), (d), (e),
(f), (g), and (h) shall not extend to or cover any property of the Company or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clauses and improvements thereto, and provided further that any refinancing or replacement of any mortgages permitted by the foregoing clauses (g) and (h) shall be of the type referred to in such clauses (g) or (h), as the case may be.


    Notwithstanding the restrictions described in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the Senior Debt Securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (i) above) does not exceed 15% of the Consolidated Net Tangible Assets (as defined below) of the Company as most recently determined on or prior to such date.

LIMITATIONS ON SALE AND LEASE BACK TRANSACTIONS

    The Senior Indenture will provide that the Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction (as defined below) with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, unless (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt (as defined below) with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Senior Debt Securities, pursuant to the limitation on liens in the Senior Indenture; or (b) the Company shall apply an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of the Company or a Restricted Subsidiary that matures more than 12 months after the creation of such indebtedness or the purchase, construction or development of other comparable property.

CERTAIN DEFINITIONS APPLICABLE TO COVENANTS

    The term "Attributable Debt" when used in connection with a Sale and Lease-Back Transaction involving a Principal Property shall mean, at the time of determination, the lesser of: (a) the fair value of such property (as determined in good faith by the Board of Directors of the Company); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or if not practicable to determine such rate, the weighted average interest rate per annum (in the case of Original Issue Discount Securities, the imputed interest rate) borne by the Senior Debt Securities of each series outstanding pursuant to the Indenture compounded semi-annually. For purposes of the foregoing definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and the net amount determined assuming no such termination.

    The term "Consolidated Net Tangible Assets" shall mean, as of any particular time, total assets (excluding applicable reserves and other properly deductible items) less: (a) total current liabilities, except for (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of obligations under capital leases; and (b) goodwill, patents and trademarks, to the extent included in total assets; all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries and computed in accordance with generally accepted accounting principles.

    The term "Nonrecourse Obligation" means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by the Company or any Restricted Subsidiary or (ii) the financing of a project involving the development or expansion of properties of the Company or any Restricted Subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any Restricted Subsidiary or any assets of the Company or any Restricted Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).


    The term "Principal Property" shall mean the land, land improvements, buildings and fixtures (to the extent they constitute real property interests, including any leasehold interest therein) constituting the principal corporate office, any manufacturing facility or any distribution center (whether now owned or hereafter acquired) which: (a) is owned by the Company or any Subsidiary; (b) is located within any of the present 50 states of the United States (or the District of Columbia); (c) has not been determined in good faith by the Board of Directors of the Company not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole; and (d) has a market value on the date as of which the determination is being made in excess of 2.0% of Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date.


    The term "Restricted Subsidiary" shall mean any Subsidiary that owns any Principal Property; provided, however, that the term "Restricted Subsidiary" shall not include (a) any Subsidiary which is principally engaged in financing receivables, or which is principally engaged in financing the Company's operations outside the United States of America or (b) any Subsidiary less than 80% of the voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or other over-the-counter market.

    The term "Sale and Lease-Back Transaction" shall mean any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person.

    The term "Subsidiary" shall mean any corporation of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such corporation is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries, and the accounts of which are consolidated with those of the Company in its most recent consolidated financial statement in accordance with generally accepted accounting principles. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indentures will provide that the Company may not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation), or convey, transfer or lease its properties and assets substantially as an entirety to, any Person (a "Successor Person"), unless (i) the Successor Person (if any) is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of any domestic jurisdiction and assumes the Company's obligations on the Debt Securities and under the Indentures, (ii) immediately after giving effect to the transaction, and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of the transaction as having been incurred by it at the time of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met. (Section 801)

EVENTS OF DEFAULT

    Each of the following will constitute an Event of Default under the Indentures with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Subordinated Indenture; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not such deposit is prohibited by the subordination provisions of the Subordinated Indenture; (d) failure to perform any other covenant of the Company in the Indentures (other than a covenant included in the Indentures solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, as provided in the Indentures; (e) certain events in bankruptcy, insolvency or reorganization with respect to the Company; and (f) any other Event of Default specified in the applicable Prospectus Supplement. (Section 501)


    The Indentures will provide that, if an Event of Default (other than an Event of Default described in clause (e) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indentures may declare the principal amount of the debt securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (e) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. Any payment by the Company on the Subordinated Debt Securities following any such acceleration will be subject to the subordination provisions of Article Fifteen of the Subordinated Indenture. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indentures. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

    Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions of the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

    No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made a written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and
(iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

    The Indentures will include a covenant requiring the Company to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indentures and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

    Modifications and amendments of the Indentures may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security, (f) in the case of Subordinated Debt Securities, modify the subordination provisions in a manner materially adverse to the Holders of the

Subordinated Debt Securities, (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indentures, (h) reduce the percentage in principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults or (i) modify such provisions with respect to modification and waiver. (Section 902)

    The Indentures will provide that the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may waive, on behalf of the Holders of all Debt Securities of such series, compliance by the Company with certain restrictive provisions of the Indentures. (Sections 1010 and 1008 of the Senior Indenture and the Subordinated Indenture, respectively). The Holders of a majority in principal amount of the Outstanding Securities of any series may waive any past default under the Indentures, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indentures which cannot be amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

    The Indentures will provide that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indentures as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an Index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101)

    Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indentures, in the manner and subject to the limitations provided in the Indentures. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

    If and to the extent indicated in the applicable Prospectus Supplement, and subject to such other conditions and limitations as may be set forth in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301)

    DEFEASANCE AND DISCHARGE. The Indentures will provide that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Subordinated Debt Securities, the provisions of Article Fifteen of the Subordinated Indenture relating to subordination will cease to be effective and, with respect to any Debt Securities, the Company will be discharged from all its obligations with respect thereto (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies, to hold moneys for payment in trust and, if applicable, to effect conversions of Debt Securities) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indentures and such Debt Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)


    DEFEASANCE OF CERTAIN COVENANTS. The Indentures will provide that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Debt Securities, the Company may omit to comply with certain restrictive covenants, including those described under "Restrictive Covenants" and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities, and, in the case of the Subordinated Indenture, the provisions of Article Fifteen relating to subordination will cease to be effective with respect to any Subordinated Debt Securities. The Company, in order to exercise such option, will be required to deposit, in trust for the benefits of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indentures and such Debt Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default, in such case, the Company would remain liable for such payments. (Sections 1303 and 1304)


    The Company may, at its option, satisfy and discharge each of the Indentures (except for certain obligations of the Company and the Trustee, (including, among others, the obligations to apply money held in trust) when (i) either (a) all Debt Securities under such Indenture previously authenticated and delivered (other than (1) Debt Securities that were destroyed, lost or stolen and that have been replaced or paid and (2) Debt Securities for the payment of which money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or discharge from such trust) have been delivered to the Trustee for cancellation or (b) all such Debt Securities under such Indenture not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities under such Indenture not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Debt Securities under such Indenture which have become due and payable) or to the Stated Maturity or redemption date as the case may be, (ii) the Company has paid or caused to be paid all other sums payable under such Indenture by the Company, and (iii) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of such Indenture have been satisfied.

NOTICES

    Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and
106)

TITLE

    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

    The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

REGARDING THE TRUSTEE

    The Indentures contain certain limitations on the right of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Trustee is permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Securities of any series for which the Trustee serves as trustee, the Trustee must eliminate such conflict or resign. (Section 608)

                          DESCRIPTION OF CAPITAL STOCK

    The Company's Certificate of Incorporation authorizes capital stock consisting of 30,000,000 shares of Common Stock, $0.001 par value per share, of which 18,934,609 shares were outstanding as of September 30, 1997, and 5,000,000 shares of preferred stock, $0.001 par value per share, none of which is outstanding. The following summary is qualified in its entirety by reference to the Company's Amended and Restated Certificate of Incorporation and Bylaws.

COMMON STOCK

    The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors, and are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Company's Amended and Restated Certificate of Incorporation does not provide for cumulative voting with respect to the election of directors. As a result, the holders of a majority of the shares voting in the election of directors can elect all of the directors then standing for election. In the event of liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive all assets available for distribution to the stockholders, subject to any preferential rights of any preferred stock then outstanding. The holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

    The Company is authorized to issue 5,000,000 shares of "blank check" preferred stock that may be issued from time to time in one or more series upon authorization by the Company's Board of Directors. The Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Company's Common Stock at a premium or otherwise adversely affect the market price of the Common Stock. The Company has no current plans to issue any preferred stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Company's Bylaws provide that the Company shall indemnify its directors and may indemnify its officers and employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his actions in such capacity, regardless of whether the Bylaws would permit indemnification.

    The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws and Amended and Restated Certificate of Incorporation. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

    At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" transaction with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. By virtue of the Company's decision not to elect out of the statute's provisions, the statute applies to the Company. The statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

    Stockholders who are officers and directors or their affiliates may be able to significantly influence the election of the Company's directors and the determination of the outcome of corporate actions requiring stockholder approval, such as mergers and acquisitions. This may have a significant effect in delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of other holders of Common Stock. Certain provisions of the Company's Certificate of Incorporation, Bylaws and equity compensation plans and Delaware law may also discourage certain transactions involving a change in control of the Company. This may, when combined with the Company's classified Board of Directors and the ability of the Board of Directors to issue blank check Preferred Stock without further stockholder approval, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of other holders of Common Stock.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C. Its telephone number is (415) 743-1424.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities separately or together, (i) to one or more underwriters or dealers for public offering and sale by them and (ii) to investors directly or through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Securities offered thereby.

    In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from purchasers of the Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the Securities may be deemed to be underwriters under the Securities Act and any discounts or commissions received by them and any profit on the resale of the Securities received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company will be described in the Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Under agreements that may be entered into with the Company, underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

    The Company may grant underwriters who participate in the distribution of Securities an option to purchase additional Securities to cover over-allotments, if any.

    All Debt Securities will be new issues of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Company for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

    Certain of the underwriters or agents and their associates may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

                                 LEGAL OPINIONS

    The validity of the Securities is being passed upon for the Company by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

    The consolidated financial statements of Cygnus Inc. incorporated by reference in the Cygnus, Inc. Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    All expenses incurred in connection with the issuance and distribution of the securities being registered will be paid by the Registrant. The following is an itemized statement of these expenses. All amounts are estimates except the Securities and Exchange Commission registration fee and the Nasdaq listing fee.


SEC registration fee......................................................  $  27,273
Nasdaq listing fee........................................................     17,500
Printing and engraving....................................................    100,000
Legal fees and expenses of the Registrant.................................    150,000
Trustee's fees and expenses...............................................     19,500
Accounting fees and expenses..............................................     75,000
Transfer agent and registrar fees and expenses............................     10,000
Miscellaneous.............................................................      5,727
                                                                            ---------
    Total.................................................................  $ 405,000
                                                                            ---------
                                                                            ---------



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Section 145 of the Delaware General Corporation Law ("Section 145") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Certificate of Incorporation and Bylaws provide for mandatory indemnification by the Registrant of all persons the Registrant may indemnify under Section 145 to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation further provides that the liability of its directors is eliminated to the fullest extent permitted by the Delaware General Corporation Law. These provisions in the Certificate of Incorporation do not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with all of its officers and directors.

ITEM 16. EXHIBITS


EXHIBIT NO. DESCRIPTION
----------- ----------------------------------------
     1.1    Form of Underwriting Agreement (Common
            Stock)
     1.2    Form of Underwriting Agreement (Debt
            Securities)
     4.1    Form of Senior Indenture
     4.2    Form of Subordinated Indenture
     4.3    Form of Senior Debt Security (included
            in Exhibit 4.1)
     4.4    Form of Subordinated Debt Security
            (included in Exhibit 4.2)
     5.1    Opinion of Brobeck, Phleger & Harrison
            LLP
    12.1    Statement as to Computation of Ratio of
            Earnings to Fixed Charges
    23.1    Consent of Ernst & Young LLP,
            independent auditors
    23.2    Consent of Brobeck, Phleger & Harrison
            LLP (included in Exhibit 5.1).
   *24.1    Powers of Attorney.
    25.1    Statement of Eligibility and
            Qualification under the Trust Indenture
            Act of 1939 of Trustee (Form T-1).


------------------------


*   Previously filed.



ITEM 17. UNDERTAKINGS


    The Registrant hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial BONA FIDE offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes that:

        (1) For determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time the Commission declared it effective.

        (2) For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on this 12th day of November, 1997.



                                CYGNUS, INC.

                                By:            /s/ GREGORY B. LAWLESS
                                     -----------------------------------------
                                             Gregory B. Lawless, Ph.D.
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities and on the dates indicated:



                         SIGNATURE                                             TITLE                            DATE
-----------------------------------------------------------   ----------------------------------------   ------------------

                             *
          --------------------------------------              Chairman of the Board of Directors and     November 12, 1997
                   Gary W. Cleary, Ph.D.                        Chief Technical Officer

                  /s/ GREGORY B. LAWLESS                      President, Chief Executive Officer
          --------------------------------------                (Principal Executive Officer) and        November 12, 1997
                 Gregory B. Lawless, Ph.D.                      Director

                             *                                Chief Financial Officer (and Principal
          --------------------------------------                Accounting Officer); President, Cygnus   November 12, 1997
                      John C. Hodgman                           Diagnostics

                             *
          --------------------------------------              Senior Vice President, Human Resources     November 12, 1997
                  James Grady, Jr., Ph.D.                       (and Secretary)

                             *
          --------------------------------------              Director                                   November 12, 1997
                       Frank T. Cary

                             *
          --------------------------------------              Director                                   November 12, 1997
                      Andre F. Marion

                             *
          --------------------------------------              Director                                   November 12, 1997
                     Richard G. Rogers

                         SIGNATURE                                             TITLE                            DATE
-----------------------------------------------------------   ----------------------------------------   ------------------

                             *
          --------------------------------------              Director                                   November 12, 1997
                     Walter B. Wriston

  *By:                 /s/ GREGORY B. LAWLESS                 Attorney-in-Fact                           November 12, 1997
                 ---------------------------------
                     Gregory B. Lawless, Ph.D.

                                 EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION PAGE              PAGE
----------- ----------------------------------------  ----
       1.1  Form of Underwriting Agreement (Common
              Stock)
       1.2  Form of Underwriting Agreement (Debt
              Securities)
       4.1  Form of Senior Indenture
       4.2  Form of Subordinated Indenture
       4.3  Form of Senior Debt Security (included
              in Exhibit 4.1)
       4.4  Form of Subordinated Debt Security
              (included in Exhibit 4.2)
       5.1  Opinion of Brobeck, Phleger & Harrison
              LLP
      12.1  Statement as to Computation of Ratio of
              Earnings to Fixed Charges
      23.1  Consent of Ernst & Young LLP,
              independent auditors
      23.2  Consent of Brobeck, Phleger & Harrison
              LLP (included in Exhibit 5.1).
     *24.1  Powers of Attorney.
      25.1  Statement of Eligibility and
              Qualification under the Trust
              Indenture Act of 1939 of Trustee (Form
              T-1).


------------------------


*   Previously filed.